                                                                EXHIBIT 10.7



                         SUBORDINATED LOAN AGREEMENT

     THIS SUBORDINATED LOAN AGREEMENT (the "Agreement") is made and entered into as of this 30th day of September, 1997 by and between BINGHAM FINANCIAL SERVICES CORPORATION, a Michigan corporation ("Borrower"), whose address is 31700 Middlebelt Road, Suite 125, Farmington Hills, Michigan 48334, and SUN COMMUNITIES, INC., a Maryland corporation ("Lender"), whose address is 31700 Middlebelt Road, Suite 145, Farmington Hills, Michigan 48334.

                                  RECITAL:

     A. Borrower has requested from Lender, and Lender has agreed to make the loan described below (the "Loan") to Borrower, in accordance with the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. LOAN. Upon the closing of the first sale of Borrower's securities to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "IPO"), Lender will make the following Loan to
Borrower:

     Type of Loan    Interest Rate    Note Amount    Maturity
     ------------    -------------    -----------    --------

     Term            9.75%            $4,000,000     seven years

     Line of Credit  Line Rate        $6,000,000     five years

The Loan and any amendments, extensions, renewals, or refinancing thereof are subject to this Agreement.

     2. LINE OF CREDIT LOAN. Provided that no Event of Default exists and no Event of Default will be caused by any draw under the Line of Credit Loan (as defined below), Lender agrees to loan to Borrower, from time to time upon not less than thirty (30) days written notice to Lender, up to the principal amount of $6,000,000 (the "Line of Credit Loan"), in increments of not less than $500,000 in accordance with the terms of the Line of Credit Note. Lender's obligation to make any advance to Borrower under the Line of Credit Loan and the Line of Credit Note shall automatically: (a) cease and terminate upon the maturity date stated in the Line of Credit Note; and (b) suspend upon any earlier occurrence of an Event of Default unless and until waived by Lender in writing.

     3. BORROWER'S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, all of which representations and warranties shall be continuing until the Loan is fully paid and Borrower's obligations under this Agreement and the Related Documents are fully performed, as follows:

           A. Borrower's Existence and Authority. Borrower is a Michigan corporation, the person executing this Agreement has full power and complete authority to execute this Agreement and all Related Documents, and this Agreement and the Related Documents are valid, binding and enforceable against Borrower.

           B. Financial Information. All financial information provided to Lender has been prepared and will continue to be prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and fully and fairly presents the financial condition of Borrower as of the date or for the operating period thereof. There has been no material adverse change in Borrower's business, property, or financial condition since the date of Borrower's latest Financial Statements provided to Bank.

           C. No Litigation/No Misrepresentations. There are no civil or criminal proceedings pending before any court, government agency, arbitration panel, or administrative tribunal or, to Borrower's knowledge, threatened against Borrower, which may result in any material adverse change in the business, property, or financial condition of Borrower. All representations and warranties in this Agreement and the Related Documents are true and correct and no material fact has been omitted.

      4. AFFIRMATIVE COVENANTS. As of the date of this Agreement and continuing until all of Borrower's obligations under this Agreement and the Related Documents are fully performed and the Loan is fully repaid to Lender, Borrower shall at all times comply with the following covenants:

           A. Financial Requirements. The Interest Coverage Ratio for any Test Period ending on the last day of each fiscal quarter shall not be less
      than ____.   Within fifteen (15) days after the end of each fiscal
      quarter, Borrower shall deliver to Lender a certificate to the effect that Borrower was in compliance with the Interest Coverage Ratio for such fiscal quarter and showing the calculation of such compliance.

           B. Notice of Adverse Events. Borrower shall promptly notify Lender in writing of any litigation, indictment, governmental proceeding, default, or any other occurrence which may have a material adverse effect on Borrower's business, property or financial condition.

           C. Maintain Business Existence and Operations. Borrower shall do all things necessary to keep in full force and effect Borrower's corporate existence and continue its business as presently conducted.

           D. General Compliance with Law. Borrower shall at all times operate its business in strict compliance with all applicable Federal, State, and local laws, ordinances and regulations, and refrain from engaging in any civil or criminal activity proscribed by Federal, State or local law.

           E. Delivery of Financial Statements. Within forty-five (45) days after the end of each fiscal quarter, Borrower shall deliver to Lender copies of its unaudited financial statements prepared in accordance with GAAP, consistently applied. Within ninety (90) days after the end of each fiscal year, Borrower shall deliver to Lender copies of its audited financial statements prepared in accordance with GAAP, consistently applied.

      5. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

           A. Failure to Pay Amounts Due. Any principal or interest under either of the Notes is not paid when due.

           B. Misrepresentations; False Financial Information. Any statement, warranty or representation of Borrower in connection with or contained in this Agreement, the Related Documents, or any Financial Statements now or hereafter furnished to Lender by or on behalf of Borrower, is false or misleading.

           C. Noncompliance with Loan Agreements. Borrower breaches any covenant, term, condition or agreement stated in this Agreement, the Related Documents or any agreement relating to Senior Debt (as defined below).

           D. Cessation/Termination of Existence. Borrower shall cease doing business or Borrower's existence is terminated by sale, dissolution, merger or otherwise.

           E. Bankruptcy or Receivership. Any conveyance is made of substantially all of Borrower's assets, any assignment is made for the benefit of creditors, any receiver is appointed, or any insolvency, liquidation or reorganization proceeding under the Bankruptcy Code or otherwise shall be filed by or against Borrower.

           F. Attachments; Tax Liens. Any attachment, execution, levy, forfeiture, tax lien or similar writ or process is issued against any property of Borrower.

           G. Material Adverse Change. Any material adverse change occurs or is imminent the effect of which would be to substantially diminish Borrower's financial condition, business, or the ability to perform its agreements with Lender.

           H. Other Lender Default. Any other indebtedness to Lender or any other creditor (including, without limitation, Financial Institutions (as defined below)) becomes due and remains unpaid after acceleration of the maturity or after the stated maturity.

           I. Other Indebtedness. Borrower incurs any indebtedness (other than Senior Debt) after the date of this Agreement.

           J. Change of Control Event. Any Change of Control Event occurring after the effective date of the IPO.

      6.   REMEDIES ON DEFAULT.

           A. Acceleration Set-Off. Upon the occurrence of any Event of Default, Lender may, at Lender's option, declare the Loan to be immediately due and payable.

           B. Remedies; No Waiver. The remedies provided in this Agreement are cumulative and not exclusive, and Lender may exercise any remedies available to it at law, in equity, and as are provided in this Agreement, the Related Documents and any other written agreement between Borrower and Lender. No delay or failure of Lender in exercising any right, remedy, power, or privilege under this Agreement or the Related Documents shall affect that right, remedy, power or privilege, nor shall any single or partial exercise preclude the exercise of any other right, remedy, power or privilege. No delay or failure of Lender to demand strict adherence to the terms of this Agreement or the Related Documents shall be deemed to constitute a course of conduct inconsistent with Lender's right at any time, before or after any Event of Default, to prospectively demand strict adherence to the terms of this Agreement and the Related Documents.

      7. SUBORDINATION. The indebtedness evidenced by the Notes and any renewals or extensions thereof (such indebtedness being herein called the "Subordinated Indebtedness") shall at all times be wholly subordinate and junior in right to prior payment in full of all Senior Debt (as defined below). The provisions of this section on subordination shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions. Unless and until an event of default under any of the Senior Debt (other than an event of default which exists solely by reason of a default under this Agreement) shall have occurred and be continuing ("Superior Default"), Borrower shall pay the principal and interest on all Subordinated Indebtedness according to the terms thereof.

     For purposes of this Agreement, "Senior Debt" means the principal of, and interest on and other amounts due on or in connection with any Indebtedness of Borrower (other than the Notes) to any Financial Institution (as defined below), whether outstanding on the date of this Agreement, or thereafter created, incurred or assumed by Borrower (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, Indebtedness of the kind described in this clause). Notwithstanding anything herein to the contrary, Senior Debt shall not include: (a) Indebtedness of or amounts owed by Borrower for compensation to employees, or for goods or materials purchased in the ordinary course of business or for services, or (b) Indebtedness of Borrower to a subsidiary or affiliate of Borrower. In no event shall any Financial Institution be deemed to be an affiliate of Borrower. Indebtedness of Borrower to a subsidiary or affiliate of Borrower shall be pari passu in all respects with the Subordinated Indebtedness.

     For purposes of this Agreement, "Financial Institution" means any bank as defined in section 3(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, insurance company as defined in section 2(13) of the Securities Act, or investment banking firm.

     For purposes of this Agreement, "Indebtedness" means, with respect to any person, (a) any liability, contingent or otherwise, of such person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by a note, debenture or similar instrument or representing the balance deferred and unpaid of the purchase price of any property purchased, or (iii) for the payment of money relating to a lease that is required to be capitalized under generally accepted accounting principles; (b) any obligation secured by a lien to which the property or assets of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability; and (c) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) or (b).

     The terms hereof, the subordination effected hereby and the rights of the holders of the Senior Debt shall not be affected by (a) any amendment of or addition or supplement to any Senior Debt or any instrument or agreement relating thereto, (b) any exercise or non-exercise of any right, power or remedy under or in respect of any Senior Debt or any instrument or agreement relating thereto, or (c) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission, in respect of any Senior Debt or any instrument or agreement relating thereto or any security therefor or guaranty thereof, whether or not any holder of any Subordinated Indebtedness shall have had notice or knowledge of any of the foregoing.

     Upon the happening of (a) a Superior Default which is a default in respect of payment of principal, premium, if any, or interest on Senior Debt or (b) a Superior Default (other than a Superior Default in respect of payment of principal, premium, if any, or interest on Senior Debt) and receipt by Lender of written notice thereof from any holder of Senior Debt, unless and until all Senior Debt shall have been paid in full, Borrower shall not, directly or indirectly, make or agree to make, and neither Lender nor any assignee or successor holder of any Subordinated

Indebtedness shall demand, accept or receive (a) any payment (in cash, property or securities, by set-off or otherwise), direct or indirect, of or on account of any principal or interest in respect of any Subordinated Indebtedness, and no such payment shall be accepted by any holder of any Subordinated Indebtedness, or (b) any payment for the purpose of any redemption, purchase or other acquisition, direct or indirect, of any Subordinated Indebtedness, and no such payment shall be due.

     In the case of any Superior Default (other than a Superior Default with respect to payment of principal, premium, if any, or interest on Senior Debt), the foregoing restrictions shall cease to apply to any payment received with respect to the Subordinated Indebtedness after the expiration of 180 days after the holder of the Notes shall have received notice of the Superior Default, unless prior to the expiration of such 180 day period one or more holders of the Senior Debt shall have commenced and be diligently prosecuting an action, suit or other legal or equitable proceeding against Borrower or its property based upon the Superior Default or unless a Superior Default which is a payment default shall have occurred and be continuing; provided, further, that during such 180-day period following the Superior Default (other than a Superior Default with respect to payment of principal, premium, if any, or interest on Senior Debt) the holders of the Subordinated Indebtedness shall refrain from prosecuting any such action, suit or other legal or equitable proceeding against Borrower or its property based upon an Event of Default hereunder.

     In the event that a Superior Default (other than a Superior Default with respect to payment of principal, premium or interest on Senior Debt) is cured or is waived by the appropriate holders of the Senior Debt (whether by amendment to the applicable loan agreement, forbearance agreement or otherwise) prior to the expiration of the aforesaid 180-day period applicable to such Superior Default, then any Event of Default occurring under this Agreement solely by reason of the occurrence of such Superior Default shall be deemed not to have occurred. Any judicial proceedings initiated by a holder of Subordinated Indebtedness at a time when such holder has no knowledge that such proceedings are prohibited by this paragraph shall not be deemed a violation of any provisions of this Agreement and, upon receipt of notice from the holder of the Senior Debt that such proceedings are so prohibited, such holder of the Subordinated Indebtedness shall terminate such proceedings, without prejudice.

     Upon any distribution (whether of cash, securities or other property) to creditors of Borrower in a liquidation or dissolution of Borrower, or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to Borrower or its property:

          (1) holders of Senior Debt shall be entitled to receive payment in full in cash of such Senior Debt (including interest accruing after the commencement of any such proceeding or interest that would have accrued but for the commencement of such proceeding to the date of payment on, and other amounts included in, Senior Debt) before holders of the Notes shall be entitled to receive any payment of principal of, premium (if any) or interest on the Notes or any other distributions with respect to the Notes;

          (2) until the Senior Debt is paid in full in cash as provided in clause (1) of this paragraph, any distribution to which holders of the Notes would be entitled but for this section on subordination shall be made to the holders of Senior Debt as their interests may appear.

     In the event that any payment or distribution of assets of Borrower prohibited by the provisions of this section on subordination of any kind or character, whether in cash, property or securities, shall be received by the holder of the Notes before all Senior Debt is paid in full, or provision made for such payment in accordance with the terms of the Senior Debt, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay such Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     In the event that the Notes are declared due and payable before their stated maturity because of the occurrence of an Event of Default hereunder, the holders of the Senior Debt shall be entitled to receive payment in full of all amounts due with respect to all Senior Debt before the holders of the Notes are entitled to receive any payment on account of the principal of, premium (if any) or interest on, or any repurchase, redemption or other retirement (including, without limitation, any defeasance) of, the Notes.

     Subject to the payment in full of all Senior Debt, the holders of Subordinated Indebtedness shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of Borrower applicable to the Senior Debt until all amounts owing on the Subordinated Indebtedness shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Debt by or on behalf of Borrower or by or on behalf of the holders of the Notes by virtue of this Agreement which otherwise would have been made to the holders hereof, shall, as between Borrower and the holders hereof, be deemed to be payment by Borrower to or on account of the Senior Debt, it being understood that the provisions of this paragraph are and are intended solely for the purpose of defining the relative rights of the holders of Subordinated Indebtedness on the one hand and the holders of Senior Debt, on the other hand.

     Nothing contained herein is intended to or shall impair, as between Borrower and Lender, the obligation of Borrower, which is absolute and unconditional, to pay to Lender, the principal of and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect (except to the extent specifically provided in the above paragraph) the relative rights of the holders hereof and creditors of Borrower other than the holders of the Senior Debt, nor shall anything herein or therein prevent any holder hereof from exercising all remedies otherwise permitted by applicable law upon default hereunder subject to the rights, if any, hereunder of the holders of Senior Debt in respect of cash, property or securities of Borrower received upon the exercise of any such remedy.

      8.   MISCELLANEOUS.

           A. Compliance with Lender Agreements. Borrower acknowledges that Borrower has read and understands this Agreement, the Related Documents, and all other written agreements between Borrower and Lender, and Borrower agrees to fully comply with all of the agreements.

           B. Further Action. Borrower agrees, from time to time, upon Lender's request to make, execute, acknowledge, and deliver to Lender, such further and additional instruments, documents, and agreements, and to take such further action as may be required to carry out the intent and purpose of this Agreement and prompt repayment of the Loan.

           C. Governing Law/Partial Illegality. This Agreement and the Related Documents shall be interpreted and the rights of the parties determined under the laws of the State of Michigan. Should any part, term, or provision of this Agreement be adjudged illegal or in conflict with any law of the United States of America or State of Michigan, the validity of the remaining portion or provisions of the Agreement shall not be affected.

           D. Writings Constitute Entire Agreement; Modifications Only in Writing. This Agreement together with all other written agreements between Borrower and Lender, including, without limitation, the Related Documents, constitute the entire agreement of the parties and there are no other agreements, express or implied. None of the parties shall be bound by anything not expressed in writing, and neither this Agreement nor the Related Documents can be modified except by a writing executed by Borrower and by Lender. This Agreement shall inure to the benefit of and shall be binding upon all of the parties to this Agreement and their respective successors and assigns; provided however, that Borrower cannot assign or transfer its rights or obligations under this Agreement without Lender's prior written consent.

           E. Headings. All section and paragraph headings in this Agreement are included for reference only and do not constitute a part of this Agreement.

           F. Term of Agreement. This Agreement shall continue in full force and effect until all of Borrower's obligations to Lender are fully satisfied and the Loan is fully repaid.

           G. Warrants. As partial consideration for making the Loan, Borrower has issued Lender detachable warrants to purchase up to 400,000 shares of Borrower's common stock in accordance with the terms and conditions of that certain Detachable Warrant Agreement.

      9. DEFINITIONS. The following words shall have the following meanings in this Agreement:

           A. "Bank" shall mean Michigan National Bank, a national banking association, and any successor or assign.

           B. "Change of Control Event" shall mean (a) an event or series of events by which any person, entity or group (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of persons or other entities acting in concert as a partnership or other group (a "Group of Persons") (other than persons who are, or Groups of Persons entirely made up of, (i) management personnel of Borrower or (ii) any affiliates of any such management personnel) shall, as a result of a tender or exchange offer or offers, an open market purchase or purchases, a privately negotiated purchase or purchases or otherwise, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, except that a person or entity shall be deemed to have "beneficial ownership" of all securities that such person or entity has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting stock of Borrower; (b) Borrower consolidates with, or merges with or into, another person or entity, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or entity, or any person or entity consolidates with, or merges with or into Borrower, in any such event pursuant to a transaction in which the outstanding voting stock of Borrower is converted into or exchanged for cash, securities or other property; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Borrower, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

           C. "EBIT" shall mean, for any period, Borrower's earnings before interest and taxes as determined in accordance with GAAP, consistently applied.

           D. "Event of Default" shall mean any of the events described in
      Section 5 of this Agreement or in the Related Documents.

           E. "Financial Statements" shall mean all balance sheets, income statements, and other financial information which have been, are now, or in the future are furnished to Lender.

           F. "Interest Coverage Ratio" shall mean, for any period, the ratio of EBIT to Interest Expense for such period.

           G. "Interest Expense" shall mean, for any period, Borrower's total interest expense, including, without limitation, the interest expense related to the Senior Debt and the Subordinated Indebtedness, as determined in accordance with GAAP, consistently applied.

           H. "Line of Credit Note" shall mean that certain $6,000,000 line of credit promissory note from Borrower to Lender, in the form attached hereto as Exhibit "A".

           I. "Line Rate" shall mean the per annum rate of interest equal to the Prime Rate plus 125 basis points.

           J. " Notes" shall mean the Term Note and the Line of Credit Note.

           K. "Prime Rate" shall mean that variable rate of interest from time to time established by Bank as its base or prime commercial lending rate.

           L. "Related Documents" shall mean any and all documents, promissory notes, and agreements executed in connection with this Agreement. The term shall include documents existing before, at the time of execution of, and documents executed concurrent with or after the date of, this Agreement.

           M. "Term Note" shall mean that certain $4,000,000 promissory note from Borrower to Lender, in the form attached hereto as Exhibit "B".

           N. "Test Period" shall mean: (a) for any determination made on and prior to December 31, 1997, the period from January 1, 1997 to the last day of the fiscal quarter of Borrower then ended; and (b) for any determination made thereafter, the four consecutive fiscal quarters of Borrower then ended.

     IN WITNESS WHEREOF, the parties have executed this Subordinated Loan Agreement as of the date first written above.


                                    BORROWER:

                                    BINGHAM FINANCIAL SERVICES CORPORATION, a
                                    Michigan corporation

                                    By:________________________________________

                                    Its:_______________________________________



                                    LENDER:

                                    SUN COMMUNITIES, INC., a Maryland
                                    corporation

                                    By:________________________________________


                                    Its:_______________________________________